SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


    Date of Report (Date of earliest event reported): February 9, 2005


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  000-14465              52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)


                     23 Hudson Street, Annapolis, MD 21401
                    (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
following   provisions  (see  General  Instruction  A.2.  below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 8.01 - OTHER EVENTS

On February 9, 2005, a Complaint was filed in the U.S. District Court for the Eastern District of Pennsylvania by investors seeking the return of $175,000 in equity investments made in Sonex Research, Inc. during 2004, as well as unspecified compensatory and punitive damages. The Complaint was filed by Bruce
W. Majer of Plymouth Meeting, PA, Allen W. Fortna of Whitehall, PA, and the Hermitage Partnership of Philadelphia, PA (together, referred to as the "Investors"). In a private financing, Mr. Majer and Mr. Fortna made cash investments of $60,000 and $70,000, respectively, in April 2004, and the Hermitage Partnership made a cash investment of $45,000 in August 2004. The Investors purchased a total of 700,000 shares of the Company's common stock at $.25 per share and warrants to purchase an additional 700,000 shares exercisable at $.25 per share.

The Complaint is an action for federal and state securities fraud, common law fraud, and related claims by these investors who believe they were induced to purchase securities based on a series of false and misleading statements, and is filed against Sonex, its former President, CEO and director Roger D. Posey, former director Jim Z.I. Williams, current CFO, Secretary and director George E. Ponticas, and Dr. Andrew A. Pouring, current Sonex Chairman of the Board, CEO and President (together, referred to as the "Defendants").

Dr. Pouring and Mr. Ponticas, who comprise the current management and Board of Directors of Sonex, believe that many aspects of the claims in the Complaint are without merit and contain factual inaccuracies. Management believes that the issuance of the securities to these investors was made in accordance with applicable federal and state securities laws.

Mr. Posey joined Sonex as its President in February 2004. In March 2004 he was named a director and in July 2004 he was named CEO. Based on the recommendation of Mr. Posey, in April 2004 Mr. Williams was named a director of the Company. Mr. Williams of Toronto, Canada, is a former business associate and friend of Mr. Posey. In October 2004 Mr. Posey resigned as CEO and President, and in November 2004, first Mr. Posey and later Mr. Williams resigned from the Board of Directors.

This Form 8-K filing, including the discussion presented below, has been prepared by current management of Sonex, while former officials Mr. Posey and Mr. Williams have not communicated with the Company. Sonex has not yet obtained advice from legal counsel relating to the Complaint.

The Complaint states that Mr. Majer is a former colleague of Mr. Posey. Management believes that Mr. Fortna is Mr. Majer's brother-in-law. The Hermitage Partnership was formed by friends, family members and colleagues of Mr. Majer's for the sole purpose of investing in Sonex. The Complaint alleges that the four named Sonex officials devised, orchestrated and implemented a fraudulent scheme to induce the investors to purchase equity securities to fund Company operations and pay their own salaries, based primarily on the following misstatements:

1. that Mr. Posey was uniquely qualified to implement the Company's business plan, when in fact he was subject to a restrictive covenant with his former employer, BRD Noise and Vibration Control ("BRD") of Wind Gap, PA, that would ultimately force him to resign;

2. that a multi-million dollar financing from a group of Canadian investors was imminent when in fact the financing was highly speculative and had no realistic chance of being consummated; and

3. that the law firm which was assisting with the financing had agreed to accept payment in the form of stock rather then cash, when in fact the fee agreement required payment in cash, the Company had agreed to pay a cash retainer of $50,000, and the law firm had invoiced the company for services rendered in the amount of $102,000.

As to the first allegation, the Complaint actually acknowledges that Mr. Majer was aware of Mr. Posey's restrictive covenant with BRD prior to Mr. Majer's making an investment and inducing others to make an investment. Management believes Mr. Majer worked with Mr. Posey at BRD, and had agreed to join Mr. Posey at Sonex if and when the Company concluded a major financing it was seeking to be in a position to implement a new business plan that was presented to potential investors. Based on the fact that Mr. Majer was aware of the existence of the restrictive covenant, Mr. Majer's prior relationship with Mr. Posey, and because Mr. Posey told Mr. Majer that Sonex planned to acquire BRD if and when the Company concluded the major financing sought, management believes that the Investors, prior to purchasing the securities, determined that the existence of the restrictive covenant was not an impediment to implementation of the business plan.

As to the second allegation, the Company maintains that no misrepresentations were made concerning the multi-million dollar financing it sought from Canadian investors introduced to Sonex by Mr. Posey and Mr. Williams. The Company made a good faith effort to pursue and conclude such financing.

As to the third allegation, the Company maintains that no misrepresentations were made concerning the payment terms of the retainer agreement with the Florida law firm which was serving as securities counsel. In its December 31, 2003 Annual Report on Form 10-KSB filed with the SEC in April 2004 prior to the acceptance of the investments, the Company clearly disclosed in the notes to the financial statements that an upfront payment to this law firm was made in stock, that the law firm required a cash retainer of $50,000 prior to June 30, 2004 for continued representation.

The Complaint also states that Dr. Pouring and Mr. Ponticas knew that Mr. Posey came to Sonex shortly after leaving BRD. In fact, they did not know, as Mr. Posey did not list this job on the resume he provided to Sonex prior to his being hired as President in February 2004. Dr. Pouring and Mr. Ponticas were made aware of this previous employment and the existence of the restrictive covenant some time after the investments had been made.

Mr. Posey had been named President on the basis of his plan to develop, raise capital for, and implement an updated business plan, the primary goal of which was to transition Sonex from a research and development company into a technology and manufacturing enterprise. In September 2004 Dr. Pouring reviewed Mr. Posey's performance in the context of the Company's poor financial condition and lack of commercial progress. Mr. Posey then offered to resign as CEO and President, citing the Company's inability to consummate the major capital infusion with which to execute the business plan. In October 2004 the Company's Board of Directors and Mr. Posey mutually concluded that it would be in the best interests of all parties for the Board to accept his offer to resign. In the meantime, the revelation that Mr. Posey had failed to disclose to management the existence of the restrictive covenant with BRD led to an internal investigation. Management also was subsequently informed of potentially questionable actions by Mr. Williams. Mr. Posey then resigned from the Board of Directors in early November, shortly after which followed the resignation of Mr. Williams.

The Company's ongoing internal investigation was providing strong indications that the circumstances of Mr. Posey's departure were, in actuality, a resignation by Mr. Posey "without good reason" and a termination by the Company "with cause" as these terms are defined in his employment agreement. Mr. Posey initiated dialog with the Company in which he indicated a desire to return much of the compensation he had been awarded; however, he has since indicated a change of position. The Company is currently evaluating a course of action with respect to Mr. Posey and Mr. Williams within the limitations of its resource constraints.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 14, 2005

SONEX RESEARCH, INC.
Registrant


/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer and Secretary